Exhibit 10.25

ACCOUNTS RECEIVABLES PURCHASE AGREEMENT

This Accounts Receivables Purchase Agreement (the “Agreement”) is effective 28 December 2022,

BETWEEN:	First Fertility PGS Center Ltd (the “Seller”), with its head office located at Units 39-40 Level 13, P.S. Tower, 36 Asoke Road (Sukhumvit 21), Kongteoy Neua, Wattana, Bangkok 10110

AND:	Alfred Siu (the “Purchaser”), 1st Floor, Central Pier 2, Hong Kong

PURCHASE AND SALE OF RECEIVABLES

The Seller requests the Buyer to purchase the following Accounts Receivables and the Buyer elects to purchase the following Accounts Receivables –

2022 Alfred Siu referral clients	33,362,641.70
Master Service Agreement*	4,020,000.00
Alfred Siu referral clients referred to Phyathai 3 Hosp	428,400.00
Lab Equipment FFB	54,454.00
Payment made on behalf of FFB – website	321,000.00

Total receivables	38,186,495.70

●	THB 150,000/month has been covered on behalf of FFPP by A Siu in 2022. Total under Agreement is THB 5,820,000

ACCEPTANCE OF RECEIVABLES

Upon acceptance by the Buyer of the receivables described, the Buyer shall pay to Seller 100% of the value of the receivables.

APPLICATION OF PROCEEDS

The amounts received shall be used to offset any loans outstanding that the Seller might owe to the Buyer at any single moment in the first instance.

Should the offsetting of the proceeds against the amounts owed to A Siu by FFC result in a positive balance to be paid. A Siu will promptly make a deposit of said amount to FFC’s bank account.

Should the offsetting of the proceeds against the amounts owed to A Siu by FFC result in a net negative position ie there are still amounts owed to A Siu, FFC will continue to carry the outstanding amounts in its books under the terms set forth in the related Loan Agreement.

Agreement of Absolute Transfer and Assignment of Accounts Receivable

EFFECTIVENESS OF THE SALE TO THE BUYER

The seller hereby absolutely sells, transfers and assigns to Buyer, all the Seller’s rights, title and interest in and each Purchased Receivables and all monies due or which may become due on or with respect to such Purchased Receivables. The Buyer shall be the absolute owner of each Purchased Receivables.

REPRESENTATION AND WARRANTIES

The Buyer of the receivables is aware of the nature of the receivables and is in a position to recover all amounts outstanding.

The Buyer is fully conversant with the business of the Group and is fully aware of all the underlying factors related to the delay in invoicing of all the parties related to the receivables being purchased by the Buyer.

The receivables are for services already rendered.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of 28 December 2022.

Tina Fong (Seller)	Alfred Siu (Purchaser)
Director
First Fertility PGS Center Ltd

Agreement of Absolute Transfer and Assignment of Accounts Receivable

28 December 2022	INV ASC 1/2022

Mr Alfred Siu
Level 1
Central Pier 2
Hong Kong

Re	Gynaecology and IVF Services provided by First Fertility PGS Center Ltd FY 2022

For Gynaecology and IVF Services provided to clients referred by A Siu

THB
January	4,539,110.39
February	8,121,507.79
March	5,015,068.83
April	1,445,171.43
May	3,153,788.31
June	3,624,081.82
July	2,829,122.64
August	603,642.86
September	477,712.99
October	1,644,731.17
November	1,358,213.87
December	550,489.61

Total	33,362,641.70

Date Due	28 December 2022

The Payment due total of THB 33,362,641.70 has been assigned to Alfred Siu under a Receivables Purchase Agreement dated 28 December 2022.

INVOICE MSA 13/2022

28 December 2022

Alfred Siu
First Fertility Phnom Penh Ltd
House 78BA, Street 1986,
Village Phnom Penh Thmei
Sangkat Phnom Penh Thmei,
Khan Saensokh Phnom Penh Capital
Cambodia

Ref	Master Services Agreement 2022 FFC and FFPP

THB
For Services under Exhibit A January – December 2022 Embryology Technical Support	1,800,000
Received	1,800,000

Total Due	NIL

For Services provided under Exhibits B – F January – December 2022

Exhibit B Technical expertise surcharge THB 45,000 per month	540,000
Exhibit C Ad hoc medicine THB 50,000 per month	600,000
Exhibit D Embryology testing services THB165,000 per month	1,980,000
Exhibit E Provision of embryology lab equipment THB 75,000 per month	900,000

Total Due and Unpaid	4,020,000
Due date – IMMEDIATE

The Payment due total of THB 4,020,000 has been assigned to Alfred Siu under a Receivables Purchase Agreement dated 28 December 2022.

First Fertility PGS Center Ltd
Units 39-40 Level 13 | P.S. Tower | 36 Asoke Road (Sukhumvit 21) | Klongton Neua | Wattana | Bangkok 10110

INVOICE FFB 2/2022

28 December 2022

First Fertility Bishkek Limited

5/3 Building 7 Micro District

October District

Bishkek City

Kyrgyzstan 720028

Attn | Alfred Siu

Ref Payments made on behalf of First Fertility Bishkek – Lab supplies

THB
Lab supplies provided November 2022	54,454

Total Due and Unpaid	54,454
Due date – IMMEDIATE

The Payment due total of THB 54,454 has been assigned to Alfred Siu under a Receivables Purchase Agreement dated 28 December 2022.

First Fertility PGS Center Ltd

Units 39-40 Level 13 | P.S. Tower | 36 Asoke Road (Sukhumvit 21) | Klongton Neua | Wattana | Bangkok 10110

Attachment

SEM Service for	Billed	Bill Number	THB

January	December	BL2021120020	26,750

February	January	BL2022010018	26,750

March	February	BL2022020021	26,750

April	March	BL2022030019	26,750

May	April	BL2022040024	26,750

June	May	BL2022050019	26,750

July	June	BL2022060016	26,750

August	July	BL2022070018	26,750

September	August	BL2022080030	26,750

October	September	BL2022090022	26,750

November	October	BL2022100027	26,750

December	November	BL2022110021	26,750

Total			321,000

INVOICE FFB 1/2022

28 December 2022

First Fertility Bishkek Limited

5/3 Building 7 Micro District

October District

Bishkek City

Kyrgyzstan 720028

Attn | Alfred Siu

Ref Advances made on behalf of First Fertility Bishkek Phoenix Media Co Ltd

THB
Advance payments made SEM Services January – December 2022	321,000
Billed by Phoenix Media Co Ltd

Total Due and Unpaid	321,000
Due date – IMMEDIATE

The Payment due total of THB 321,000 has been assigned to Alfred Siu under a Receivables Purchase Agreement dated 28 December 2022.

First Fertility PGS Center Ltd

Units 39-40 Level 13 | P.S. Tower | 36 Asoke Road (Sukhumvit 21) | Klongton Neua | Wattana | Bangkok 10110